July 2023 Larimar Therapeutics CTI-1601 Program Update

This presentation contains forward-looking statements that are based on the beliefs and assumptions of Larimar Therapeutics, Inc. ( “Company”) and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including but not limited to Larimar’s ability to develop and commercialize CTI-1601 and other planned product candidates, Larimar’s planned research and development efforts, including the timing of its CTI-1601 clinical trials and overall development plan and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, , the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including CTI-1601 clinical milestones and continued interactions with the FDA regarding the partial clinical hold; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of CTI-1601 may not be predictive of the results or success of later clinical trials, and assessments; the potential impact of public health crises on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale CTI-1601’s manufacturing process; Larimar’s ability to obtain regulatory approvals for CTI-1601 and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law. Forward-Looking Statements

CTI-1601 Cleared by FDA to Advance Clinical Development FDA review of Larimar Complete Response to its partial clinical hold clears initiation of both 50 mg cohort in Phase 2 dose exploration trial and OLE trial Phase 2 Trial Proceeding to 50 mg Cohort OLE Trial Cleared for Initiation Next Steps FDA cleared initiation of 50 mg cohort after review of unblinded data from 25 mg cohort Participants in 50 mg cohort to be dosed daily for 14 days, then every other day until day 28 Participants in either of the Phase 1 trials or Phase 2 dose exploration trial eligible to screen Dosing: 25 mg daily with subcutaneous injections self-administered or administered by a caregiver (data collected periodically in 1st year and every 3 months thereafter) Continue preparations to expand CTI-1601 clinical program to geographies outside the U.S. Submit Phase 2 data from the 2nd cohort to FDA to obtain clearance to potentially escalate the dose in the Phase 2 study or the OLE study OLE: Open-label extension

Investment Highlights

Novel protein replacement therapy platform	Clinical-stage biotechnology company focused on addressing unmet needs in Friedreich's ataxia (FA) and potentially other complex rare diseases based on a platform technology backed by a strong intellectual property portfolio
Potential first-ever therapy to increase frataxin levels	Lead candidate CTI-1601 is a recombinant fusion protein designed to directly address frataxin deficiency by delivering the protein to mitochondria. CTI-1601 has received Orphan Drug (US & EU), Rare Pediatric Disease (US), Fast Track (US), & PRIME (EU) designations
Completed Phase 1 proof-of-concept	Two double-blind, placebo-controlled Phase 1 trials in FA demonstrating CTI-1601 was **generally well tolerated** when dosed daily for up to 13 days; **dose-dependent increases in frataxin (FXN) levels** from baseline vs. placebo were observed in all evaluated tissues
Phase 2 and OLE studies with near-term catalysts	Ongoing Phase 2, placebo-controlled, 4-week dose exploration study in FA; 25 mg cohort data show CTI-1601 is generally well tolerated, increasing FXN levels from baseline vs. placebo in skin and buccal cells; **trial advancing to 50 mg cohort with data expected in 1H 2024; OLE trial with 25 mg daily dosing cleared for initiation in Q1 2024.** To potentially escalate dose in Phase 2 study or the OLE study, submit Phase 2 data from 50 mg cohort to FDA due to continued partial clinical hold.
Strong financial foundation	$111.5 M cash balance (March 31, 2023) with projected cash runway into Q4 2024

Larimar Therapeutics

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Friedreich's Ataxia (FA)

Rare and Progressive Disease

Caused by genetic defect resulting in low levels of frataxin

- Patients with FA only produce ~20-40% of normal frataxin levels depending on the tissue, sampling technique, and assay considered[1]
- Affects ~20,000 patients globally, with ~5,000 patients in the U.S. and majority of the remaining patients in the EU

Approximately 70% of patients present before age 14

- Initial symptoms may include unsteady posture, frequent falling and progressive difficulty in walking. By the time symptoms occur, heart damage may have already occurred. Progressive disease: symptoms worsen and patients are eventually confined to a wheelchair with speech becoming hesitant and jerky (often referred to as "scanning speech")

Life expectancy of 30-50 years

- Early death usually caused by heart disease

No available therapies increase frataxin levels

- Only treatment approved for FA does not address frataxin deficiency

LRMR continues to have a strong relationship with Friedreich's Ataxia Research Alliance

- Dedicated FA patient advocacy group focused on treatments for FA



Larimar Therapeutics

1. E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245

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Dose Dependent Increases in FXN Levels Observed in Skin and Buccal Cells in Phase 1 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample; Data represent median and 25th and 75th percentiles; FXN levels from Day 4, & Day 13 measurements are shown for data derived from the 25 mg cohort; FXN levels from Day 7 & Day 13 measurements are shown for data derived from the 50 & 100 mg cohorts; Sample collection days varied in each cohort per the trial protocol FXN* Change from Baseline By Dose Group (Skin Cells) FXN* Change from Baseline By Dose Group (Buccal Cells) Placebo: Participants randomized to placebo in each cohort 25 mg: Dosed daily for 4 days, every third day thereafter 50 mg: Dosed daily for 7 days, every other day thereafter 100 mg: Dosed daily for 13 days

Increases in FXN Levels in Phase 2 Trial’s 25 mg Cohort FXN* Change from Baseline (Skin Cells) *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample; Data represent median and 25th and 75th percentiles. FXN* Change from Baseline (Buccal Cells) Participants dosed daily for 14 days, then every other day until day 28

Clinical Data Indicate CTI-1601 is Generally Well Tolerated CTI-1601 administered to 37 different adults with FA in multiple studies 35 of 37 clinical trial participants dosed with CTI-1601 completed their respective study One Phase 2 participant withdrew due to an allergic reaction that resolved with standard treatment One Phase 1 participant in the 50 mg cohort withdrew due to mild-to-moderate nausea and vomiting No serious adverse events or important medical events in any CTI-1601 clinical trial One severe adverse event (allergic reaction that resolved with standard treatment referenced above) Most common adverse events (AEs) were mild and moderate injection site reactions (ISRs) No study discontinuations due to ISRs and all resolved without intervention ISRs in 100% of CTI-1601-treated participants and 40% of placebo-treated participants across all trials In MAD study, except for ISRs, number & severity of AEs did not increase with increasing dose

Phase 2 Dose Exploration Study Advancing to 50 mg Cohort Goal: Further characterize PK/PD and assess safety to inform long-term dose and dose regimen Treatment Schedule 28-day Treatment Period 16 17 18 19 15 20 21 22 23 24 25 26 27 28 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of CTI-1601 or placebo = No Administration Study Details Population Ambulatory and non-ambulatory Friedreich’s ataxia patients ≥18 years of age. CTI-1601 treatment naïve or participated (if eligible) in a previous Larimar study. Dose Cohort 1: 25 mg Cohort 2: 50 mg Key Endpoints Frataxin levels in peripheral tissue, PK, PD, safety and tolerability. PD endpoints include lipid profiles and gene expression data. Number of Patients Cohort 1: Enrolled 13 participants (9 on CTI-1601; 4 on placebo). Cohort 2: Designed to enroll ~12-15 participants randomized 2:1 to receive CTI-1601 or placebo. Timing Dosing in Cohort 1 is complete. Cohort 2 has been cleared for initiation. Top-line data from Cohort 2 expected in 1H 2024.

Open-label Extension Trial: Initiation Expected in Q1 2024

Preliminary interim data expected in Q4 2024

Key Eligibility Criteria

Previous participation in Phase 1 or Phase 2 trials

Subcutaneous Injections of 25 mg CTI-1601

Dosing: 25 mg daily with subcutaneous injections self-administered or administered by a caregiver

Matched Set of Untreated Patients from FACOMS Database

Screening Period ≤ 42 days

Treatment Period: Planned for ≥ 1 year with any necessary extensions

Safety and Pharmacodynamic Objectives

- Evaluate safety and tolerability
- Evaluate long-term PK
- Evaluate tissue frataxin concentrations
- Evaluate lipid profiles and gene expression data

Other Objectives

- Assess measures of clinical function

FACOMS: Friedreich's Ataxia Clinical Outcome Measures Study

Larimar Therapeutics

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CTI-1601 Clinical Development Plan Ongoing and Planned Trials* Include: Global double-blind placebo-controlled pivotal trial*** Open-label extension trial with 25 mg daily dosing for eligible patients who participated in SAD, MAD, and/or four-week dose exploration studies. Initiation expected Q1 2024. MAD trial in patients 2 to 17 years of age**. Participants eligible to screen for OLE trial. Phase 2, four-week dose exploration study intended to identify dose and dose regimen for long-term studies. Advancing to 50 mg cohort. Top-line data from 50 mg cohort of Phase 2 dose exploration trial expected in 1H 2024 *Initiation of additional U.S. clinical trials are contingent on submission to FDA of additional data from adult patients due to partial clinical hold. **Company is planning discussions with FDA on how to best include patients 2 to 17 years of age in clinical development ***Company plans to initiate discussions with FDA on appropriate pivotal trial endpoints, including value of FXN levels. Also, the Company is planning discussions with regulators & investigators outside the U.S. to expand clinical program to international geographies.

Regulatory Updates Q3 2023: Initiation of 50 mg cohort in Phase 2 dose exploration trial Q1 2024: Initiation of open-label extension trial 1H 2024: Top-line data from Phase 2 trial’s 50 mg cohort Q4 2024: Interim data from open-label extension trial Expected Milestones CTI-1601 Phase 2 dose exploration trial of CTI-1601 in FA cleared to proceed to 50 mg cohort Open label extension trial with 25 mg daily dosing cleared for initiation Beginning preparations to expand CTI-1601 clinical program to ex-U.S. geographies Summary: CTI-1601 Cleared by FDA to Advance Clinical Development Generally well tolerated Dose-dependent increases in FXN levels in all evaluated tissues in Phase 1 Increases in FXN from baseline compared to placebo in all evaluated tissues (skin and buccal cells) in Phase 2